Exhibit 99.1
FOR IMMEDIATE RELEASE
ENNIS, INC. REPORTS RESULTS
FOR THE FIRST QUARTER ENDED MAY 31, 2009
     Midlothian, Texas June 22, 2009 — Ennis, Inc. (the “Company”), (NYSE: EBF), today reported financial results for the first quarter ended May 31, 2009.
Highlights
•	Consolidated revenues for the quarter were $130.8 million compared to $163.2 million for the same quarter last year, and $117.3 million for the previous quarter.

•	Diluted earnings per share for the quarter were $0.26 per share compared to $0.42 per share for the same quarter last year, and $0.23 per share for the previous quarter on a pre-impairment pro-forma basis.

•	Generated $25.2 million in cash from operations during the quarter, and improved cash position by $20.5 million.
Financial Overview
          For the quarter, our consolidated net sales decreased by $32.4 million, or 19.8%, from $163.2 million for the quarter ended May 31, 2008 to $130.8 million for the quarter ended May 31, 2009. Our Print sales for the quarter were $71.7 million, compared to $85.3 million for the same quarter last year, or a decrease of 15.9%. Apparel sales for the quarter were $59.1 million, compared to $77.9 million for the same quarter last year, or a decrease of 24.1%. Our overall gross profit margins (“margins”) decreased from 24.8% to 23.7% for the quarter ended May 31, 2008 and May 31, 2009, respectively. Our Print margins decreased from 27.8% to 26.4% and our Apparel margins decreased from 21.5% to 20.4%, for the quarters ended May 31, 2008 and May 31, 2009, respectively. Our earnings for the quarter decreased from $10.9 million for the quarter ended May 31, 2008 to $6.6 million for the quarter ended May 31, 2009. Our diluted EPS decreased from $.42 per share to $.26 per share for the quarters ended May 31, 2008 and May 31, 2009, respectively. Both the decrease in our earnings and our earnings per share related directly to the reduction in our sales during the quarter.
          During the quarter, the Company generated $14.3 million in EBITDA (earnings before interest, taxes, depreciation, and amortization) compared to $21.7 million for the comparable quarter last year. Operational cash flows increased from $16.7 million for the quarter ended May 31, 2008 to $25.2 million for the quarter ended May 31, 2009.
          Keith Walters, Chairman, President & CEO, commented by saying, “fiscal year 2010 continues to be a challenging year and our results continue to be significantly impacted by the economic recession. However, despite the economic environment, we are pleased with our ability to maintain our margins within 110 basis points of last year, given the significant decline in sales, which is a testament to the costs controls we have in place. We continued to maintain a strong balance sheet, with excellent liquidity and leverage ratios. During the quarter, we were able to generate $25.2 million in cash from operations and increase our overall cash position by $20.5 million.

We have recently broken ground on our new apparel manufacturing facilities in Agua Prieta, Mexico, which once completed, should significantly reduce our manufacturing and distribution costs. While these economic times are difficult on all of us, we continue to feel confident with our ability to navigate these challenging times and believe we are starting to see some encouraging signs as our sales and profits both increased when compared to the most recent quarter.”
About Ennis
Ennis, Inc. (www.ennis.com) is primarily engaged in the production of and sale of business forms, apparel and other business products. The Company is one of the largest private-label printed business product suppliers in the United States. Headquartered in Midlothian, Texas, the Company has production and distribution facilities strategically located throughout the United States of America, Mexico and Canada, to serve the Company’s national network of distributors. The Company, together with its subsidiaries, operates in two business segments: the Print Segment (“Print”) and Apparel Segment (“Apparel”). The Print Segment is primarily engaged in the business of manufacturing and selling business forms, other printed business products, printed and electronic media, presentation products, flex-o-graphic printing, advertising specialties and Post-it® Notes, internal bank forms, secure and negotiable documents, envelopes and other custom products. The Apparel Segment manufactures T-Shirts and distributes T-Shirts and other active-wear apparel through six distribution centers located throughout North America.
Safe Harbor Under The Private Securities Litigation Reform Act of 1995
Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These statements are subject to numerous uncertainties, which include, but are not limited to, the Company’s ability to effectively manage its business functions while growing its business in a rapidly changing environment, the Company’s ability to adapt and expand its services in such an environment, the variability in the prices of paper and other raw materials. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission. The Company undertakes no obligation to revise any forward-looking statements or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.
For Further Information Contact:
Mr. Keith S. Walters, Chairman, Chief Executive Officer and President
Mr. Michael D. Magill, Executive Vice President
Mr. Richard L. Travis, Jr., Chief Financial Officer
Ennis, Inc.
2441 Presidential Parkway
Midlothian, Texas 76065
Phone: (972) 775-9801
Fax: (972) 775-9820
www.ennis.com

Ennis, Inc.
Condensed Financial Information, EBITDA and Proforma information
(In thousands, except per share amounts)

	Three months ended
	May 31,
Condensed Operating Results	2009	2008
Revenues	$130,830	$163,200
Cost of goods sold	99,846	122,748

Gross profit	30,984	40,452
Operating expenses	19,457	22,135

Operating income	11,527	18,317
Other expense	995	1,094

Earnings before income taxes	10,532	17,223
Income tax expense	3,897	6,287

Net earnings	$6,635	$10,936

Earnings per share
Basic	$0.26	$0.42

Diluted	$0.26	$0.42

	May 31,	February 28,
Condensed Balance Sheet Information	2009	2009
Assets

Current assets
Cash	$29,803	$9,286
Accounts receivable, net	60,654	57,467
Inventories, net	88,378	101,167
Other	10,611	14,334

	189,446	182,254

Property, plant & equipment	53,104	54,672
Other	198,748	199,454

	$441,298	$436,380

Liabilities and Shareholders’ Equity

Current liabilities
Accounts payable	$24,757	$24,723
Accrued expenses	19,327	18,947
Current portion of long-term debt	76,402	210

	120,486	43,880

Long-term debt	—	76,185
Deferred credits	25,341	24,309

Total liabilities	145,827	144,374

Shareholders’ equity	295,471	292,006

	$441,298	$436,380

	Three months ended
	May 31,
Condensed Cash Flow Information	2009	2008
Cash provided by operating activities	$25,170	$16,654
Cash used in investing activities	(624)	(1,860)
Cash used in financing activities	(4,462)	(15,987)
Effect of exchange rates on cash	433	94

Change in cash	20,517	(1,099)
Cash at beginning of period	9,286	3,393

Cash at end of period	$29,803	$2,294

Reconciliation of GAAP to Non-GAAP measure — EBITDA

	Three months ended
	May 31,
	2009	2008

Earnings before income taxes (GAAP)	$10,532	$17,223
Interest expense	695	1,033
Depreciation/amortization	3,070	3,400

EBITDA (non-GAAP)	$14,297	$21,656

Proforma Pre-impairment Results

	For the quarter ended February 28, 2009
	As		Other	Proforma
	Reported	Impairment	Item (1)	Results

Earnings (loss) before income taxes	$(60,545)	$(67,851)	$(2,000)	$9,306

Income tax expense (benefit)	2,376	(291)	(730)	3,397

Net earnings (loss)	$(62,921)	$(67,560)	$(1,270)	$5,909

Diluted earnings (loss) per share	$(2.44)	$(2.62)	$(0.05)	$0.23

(1)	- includes $2 million charge to inventory reserve for fleece and junior products, considered higher than normal obsolescence rate.